Exhibit a(2)

AMENDED AND RESTATED

DECLARATION OF TRUST

OF

ABL LONGEVITY GROWTH AND INCOME FUND

[•], 2025

i

ii

AMENDED AND RESTATED

DECLARATION OF TRUST

OF

ABL LONGEVITY GROWTH AND INCOME FUND

This AMENDED AND RESTATED DECLARATION OF TRUST (this “Declaration”) made effective as of [•], 2025, by the Trustees of the Board (the “Board”) executing this Declaration for the purposes of forming a Delaware statutory trust in accordance with the provisions hereinafter set forth and the requirements of the Delaware Act. Capitalized terms used herein are defined in Section 1.2 below or in the Delaware Act.

WHEREAS, ABL Longevity Growth and Income Fund (the “Fund”) was formed by the filing of a “Certificate of Trust” with the Delaware Secretary of State, dated as of August 23, 2023 (which filing is hereby ratified);

WHEREAS, the Fund was established pursuant to a Declaration of Trust dated March 8, 2024 (the “Original Declaration”);

WHEREAS, the Board wishes to amend and restate the Original Declaration in its entirety, and hereby certifies that this Declaration has been amended and restated in accordance with the provisions of the Original Declaration;

NOW THEREFORE, the Board hereby declares that all money and property contributed to the Fund hereunder and all proceeds thereof shall be held and managed in trust for the benefit of the Shareholders pro rata in accordance with number of Shares held by each Shareholder, and subject to the benefits and restrictions herein provided, and that the Original Declaration is amended and restated in its entirety as follows.

ARTICLE I

NAME AND DEFINITIONS

Section 1.1 Name. The name of the Fund is “ABL Longevity Growth and Income Fund” in which name, or other name from time to time as the Board may determine, the Board shall conduct the business and activities of the Fund and execute all documents and take all actions authorized or permitted herein. The Board may, without Shareholder approval, change the name of the Fund and adopt such other name or names as they deem proper.

Section 1.2 Definitions. Wherever they are used herein, the following terms have the following meanings:

“Administrator” shall mean UMB Fund Services Inc., a Wisconsin corporation, which provides certain administrative services to the Fund, pursuant to that certain Fund Administration Agreement, dated as of [•], 2024, by and between the Fund and the Administrator.

“Affiliate” shall have the meaning of “Affiliated Person” set forth in Section 2(a)(3) of the Investment Company Act.

“agency cross trades” shall have the meaning set forth in Section 17a-7 of the Investment Company Act.

“Annuity Contracts” shall mean an insurance contract typically between an insured and a life insurance company in which the insurance company makes a series of regularly spaced payments to the annuitant during the specified start date until the annuitant’s death in return for a paid in premium or premiums. As used herein, Annuity Contracts include individual annuities, individual single premium income annuities, variable annuities, and similar or derivative assets.

“AUM” means the value of the Fund’s property calculated solely for the purpose of determining the Management Fee. Cash, Cash Equivalents and other marketable securities are marked to market. Longevity Assets, while assets are held, are marked at the lesser of (i) purchase price or (ii) Residual Value. Longevity Assets will be retroactively revalued upon any liquidation event in order to adjust any over or underpayment of Management Fees.

“Board” or “Board of Trustees” shall have the meaning set forth in Section 3.1.

“Bylaws” shall mean the Bylaws of the Fund, as adopted by the Board, as may be amended from time to time.

“Cash” shall mean coins and currency of the United States or any foreign country. Cash shall also include cashier’s checks, bank drafts, traveler’s checks, and money orders.

“Cash Equivalents” shall mean any short-term investment securities with maturity periods of 90 days or less. Cash Equivalents include bank certificates of deposit, banker’s acceptances, digitized fixed or tethered currency assets, Treasury bills, commercial paper, and other money market instruments. Cash Equivalents do not include speculative digital assets such as Bitcoin or Ether.

“class” or “class of Shares” shall refer to the division of Shares into two or more classes as provided in Article VI hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Code of Ethics” shall mean the code of ethics adopted by the Fund in compliance with Rule 17j-1 of the Investment Company Act.

“Covered Person” shall have the meaning set forth in Section 5.3.

“Declaration” shall have the meaning set forth in the preamble.

“Delaware Act” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq., entitled “Treatment of Delaware Statutory Trusts,” as it may be amended from time to time.

“Distributor” shall have the meaning set forth in Section 4.3.

“Fiduciary Covered Person” shall have the meaning set forth in Section 3.12(a).

“fixed annuity contracts” shall mean insurance contracts (i) in which the periodic payments do not rely on investment return risk borne by the annuitant, (ii) that are not fractionalized, and (iii) are unaltered from the original issue.

“fixed life insurance contracts” or “non-variable life insurance contracts” shall mean life insurance policies (i) in which the death benefit amounts do not rely on investment return risk borne by the policyholder, (ii) that are not fractionalized, (iii) are unaltered from the original issue, and (iv) provide a pre-determined payout or death benefit to the policyholder upon the insured person’s death.

“Fund” shall have the meaning set forth in the preamble.

“Fund Property” shall mean the portfolio of investments of the Fund including any and all cash, cash equivalents, Longevity Assets, and other property, real or personal, tangible or intangible, which is owned or held by or for the account of the Fund.

“General Direct Action” shall mean an action, suit or other proceeding asserting a direct claim of any nature whatsoever (regardless of whether such claim sounds in contract, tort, fraud or otherwise or is based on common law, statutory, equitable, legal or other grounds) where the harm alleged falls upon all Shareholders or all Shareholders of a series or class (and not an individual harm only to the Shareholder or Shareholders bringing such action, suit or other proceeding) on a pro rata basis and/or proportionally based on their holdings of Shares.

“Governmental Authority” shall mean as applicable to the Fund any federal, state, local, municipal, provincial or foreign government or political subdivision thereof; or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (exercising or entitled to exercise any administrative, executive, judicial, legislative, police, standards, regulatory or taxing authority by Law, contract or otherwise), or any arbitrator, court or tribunal of competent jurisdiction.

“IMA” shall have the meaning set forth in Section 4.2.

“Independent Trustee” shall mean a Trustee who is not an “interested person.”

“interested person” shall have the respective meanings specified in 15 USC § 80a-2(a)(19) of the Investment Company Act, as now in effect or hereafter amended, and the rules and regulations thereunder, subject to such orders, exemptions and interpretations as may be issued by the Securities and Exchange Commission under said Act and as may be then in effect.

“Interested Trustee” shall mean an interested person who serves as a Trustee of the Fund

“Investment Adviser” shall have the meaning set forth in Section 4.3.

“Investment Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

“Investment Company” shall have the meaning set forth in Section 3(a)(1) of the Investment Company Act.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time and the rules and regulations thereunder, and any order or orders thereunder which may from time to time be applicable to the Fund. References herein to specific sections of the Investment Company Act shall be deemed to include any amendments to such sections, and the rules and regulations applicable to such sections.

“investment-grade fixed income securities” shall include broad fixed income, corporate securities, municipal bonds, treasuries, and mortgage backed securities.

“Law” shall mean any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Longevity Assets” shall mean Mortality Contracts and Annuity Contracts.

“Majority Shareholder Vote” (i) with respect to matters voted upon by all shareholders voting as a single class, shall have the meaning of “majority of the outstanding voting securities of a company” set forth in section 2(a)(42) of the Investment Company Act; and (ii) with respect to any other matter required to be submitted to the outstanding voting Shares, shall have the meaning of “majority of the outstanding voting securities” of a class or series set forth in Rule 18f-2(h) under the Investment Company Act.

“Management Fee” shall mean the management fee the Fund pays the Manager as determined in accordance with the IMA between the Fund and Manager, as may be amended from time to time.

“Manager” shall mean ABL Wealth Advisors, LLC, a Delaware limited liability company.

“Mortality Contracts” shall mean non-variable individual life insurance contracts, variable life insurance contracts and assets similar to or derivative of individual life insurance contracts.

“NAV” shall mean net asset value, as calculated pursuant to Section 7.1.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Operational Expenses” means the costs of the operation of the Fund’s business including the costs to diligence and/or purchase Fund Property, and service the business of the Fund including the Fund’s legal, accounting, auditing and other professional expenses, administration expenses, research expenses and investment and trading expenses, such as commissions, interest on margin accounts and other indebtedness, custodial fees, bank service fees and any other reasonable expenses related to the operations of the Fund.

“Organizational Expenses” means any expenses in connection with the formation of the Fund and the registration of the Fund’s Shares.

“Person” shall mean an individual, a company, a corporation, partnership, trust (statutory or common law), or association, a joint venture, an organization, a business, a firm or other entity, whether or not a legal entity, or a country, a state, municipality or other political subdivision or any governmental agency or instrumentality.

“Redemption Fees” shall have the meaning set forth in Section 6.15.

“Repurchase Offer Amount” shall have the meaning as set forth in Section 6.14.

“Repurchase Payment Deadline” shall have the meaning as set forth in Section 6.16.

“Repurchase Payment Date” shall have the meaning as set forth in Section 3.2(w).

“Repurchase Pricing Date” shall have the meaning as set forth in Section 6.13.

“Repurchase Request Deadline” shall have the meaning as set forth in Section 6.13.

“Residual Value” shall mean (i) for Annuity Contracts, the amount determined by multiplying (x) an Annuity Contract’s annual distributions, by (y) the number of years remaining in the life expectancy of the annuitant, and (ii) for a Mortality Contract, (x) the expected death benefit, minus (y) the present value of expected premium payments to maturity.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series” or “series of Shares” shall refer to the division of Shares into two or more series as provided in Article VI hereof.

“Shareholder” shall mean a record owner of the Fund’s Shares.

“Shares” shall mean the units of interest into which the beneficial interest in the Fund (or, if more than one series or class is authorized, each series or class thereof) shall be divided from time to time and includes fractions of Shares as well as whole Shares.

“Sponsor” shall mean Longevity Market Assets, LLC, a Florida limited liability company and an Affiliate of the Manager.

“Subsidiary” or “Subsidiaries” shall have the meaning as set forth in Section 2.3.

“tertiary market” shall mean the post-secondary market of in-force life insurance policies or portfolios available for trade between investors and rather than directly from insureds or annuitants.

“Transfer Agent” shall mean the transfer agent and dividend disbursing agent for the Fund who is generally responsible for (i) recording the issuance, transfer and repurchase of Shares; (ii) providing purchase and repurchase confirmations and quarterly statements, as well as certain other statements; (iii) providing certain information to the Fund’s custodian and the relevant sub-custodian in connection with sales and repurchases of Shares; (iv) providing dividend crediting and certain disbursing agent services; (v) maintaining Shareholder accounts; (vi) delivering state Blue Sky and other information; (vii) delivering to Shareholders and regulatory authorities tax-related information; (viii) responding to Shareholder inquiries; and (ix) rendering other miscellaneous services.

“Transferable Shares” shall have the meaning as set forth in Section 6.9.

“Trustees” shall mean the individuals who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other individuals who may from time to time be duly elected or appointed, qualified and serving as Board in accordance with the provisions of Article III hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his or her capacity or their capacities as Trustees hereunder. Unless otherwise required by the context or specifically provided, any reference herein to the Board shall refer to the sole Trustee at any time that there is only one Trustee of the Fund.

“variable annuities” shall mean securities whose value (e.g., periodic payments) depends, at least in part, upon the investment performance of an underlying pool of assets.

“variable life insurance contracts” or “variable life insurance policies” shall mean securities whose value (e.g., death benefit) depends, at least in part, upon the investment performance of an underlying pool of assets.

ARTICLE II

PURPOSE

Section 2.1 Purpose. The purpose of the Fund is to engage in, operate and carry on the business of a closed-end management Investment Company registered under the Investment Company Act, and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith, both within and without the State of Delaware, and without limiting the foregoing or the other provisions hereof, the Fund may exercise all powers conferred by the laws of the State of Delaware upon a Delaware statutory trust formed pursuant to the Delaware Act, subject in all cases to other applicable state and Federal laws including the Investment Company Act.

Section 2.2 Investment Objective. The Fund plans under normal circumstances to invest a majority of its assets into a portfolio of Longevity Assets, split primarily into Mortality Contracts and to a lesser extent into Annuity Contracts. Assets not invested in Longevity Assets may be held in cash or cash equivalents, investment-grade fixed income securities, or, if unrated, fixed income securities that the Manager determines to be of comparable quality. The Fund intends to purchase Mortality Contracts in the tertiary market at a discount to face value, with a primary focus on fixed life insurance contract and to a lesser extent variable life insurance contracts. The Fund intends to acquire Annuity Contracts directly from insurers and potentially in the secondary market. The Fund expects (i) to acquire Annuity Contracts primarily for cashflow management purposes and opportunistically for profit, (ii) that the Residual Value of all Annuity Contracts will represent a minority of the Fund’s Longevity Assets, and (iii) the majority of Residual Value of the Annuity Contracts held will be fixed annuity contracts. The Fund expects to realize income: (i) from Annuity Contract distributions, and (ii) upon sale or maturity of the Mortality Contracts. The foregoing investment objectives are aspirational that will be administered in the best judgement of the Board and the Manager.

Section 2.3 Subsidiaries. The Fund intends to hold assets directly and through one or more subsidiaries (each a “Subsidiary” and collectively the “Subsidiaries”) organized in the United States and/or foreign jurisdictions, or through one or more securities intermediaries.

ARTICLE III

BOARD

Section 3.1 Board. The Fund shall be subject to the oversight of the Board of Trustees (the “Board”). The Board is responsible for the overall management of the Fund, including contracting with and supervising the duties to be performed by the Manager. The Board is responsible for the Fund’s overall management, including adopting investment and other policies of the Fund.

Section 3.2 Powers. The Board, subject only to the specific limitations contained in this Declaration and applicable Law, shall have exclusive and absolute power, control, and authority over the Fund Property and over the conduct of the affairs of the Fund as set forth in this Declaration, including such power, control and authority to do or not do all such acts and things as in its judgment and discretion are necessary, incidental, convenient or desirable for the carrying out of or conducting of the business of the Fund or in order to promote the interests of the Fund, and with such powers of delegation as may be permitted hereunder or by applicable Law. The enumeration of any specific power, control or authority herein shall not be construed as limiting the aforesaid power, control and authority or any other specific power, control or authority. The Board shall have all powers under the Delaware Act that are permitted to conduct and carry on the business of the Fund, or any part thereof, to have one or more offices and to exercise any or all of its trust powers and rights, in the State of Delaware, in any other states, territories, districts, colonies and dependencies of the United States and in any foreign countries.

Without limiting the foregoing, the Board shall have the power:

(a) The Trustees as such shall be entitled to reasonable compensation from the Fund; they may fix the amount of their compensation. Nothing herein shall in any way prevent the Fund’s employment of any Trustee for advisory, management, legal, accounting, investment banking, underwriting, brokerage or other services and payment for the same by the Fund.

(b) To enter into contracts of any nature related to the business of the Fund.

(c) To appoint agents and employees of the Fund, which agents and employees may be designated as officers of the Fund with corresponding titles as the Board may determine in its discretion.

(d) To exercise all rights, powers and privileges of ownership or interest in all securities included in the Fund Property, including the right to vote, give assent, execute and deliver proxies or powers of attorney to such person or persons as the Board shall deem proper and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and to delegate, assign, waive or otherwise dispose of any of such rights, powers or privileges.

(e) To amend the Code of Ethics.

(f) To amend the Bylaws.

(g) To exercise powers and rights of subscription or otherwise which in any manner arise out of the Fund’s ownership of assets.

(h) To declare and pay dividends and distributions to Shareholders.

(i) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale, lease or otherwise) any property, real or personal, and any interest therein.

(j) To borrow money, and in this connection to issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting the Fund Property to security interests, and to lend Fund Property.

(k) To enter into joint ventures, general or limited partnerships and any other combinations or associations.

(l) To purchase and pay for entirely out of Fund Property liability, casualty, property and other insurance, including, without limitation, insurance policies protecting Fund Property, insuring the Board, officers, employees and agents of the Fund, the Manager, or independent contractors of the Fund against all claims and liabilities of every nature arising by reason of holding or having held any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, whether or not the Fund would have the power, under provisions of applicable Law, to indemnify such Person against such liability.

(m) To the extent permitted by Law and determined by the Board, to indemnify any Person with whom the Fund has dealings, including, without limitation, the Board, the officers, employees and agents of the Fund, the Manager, an Investment Adviser, the Distributor, the Transfer Agent, the custodian and dealers.

(n) To incur and pay any charges, taxes and expenses which in the opinion of the Board are necessary or incidental to or proper for carrying out any of the purposes of this Fund, and to pay from the funds of the Fund Property to themselves as Board reasonable compensation and reimbursement for expenses.

(o) To prosecute or abandon and to compromise, arbitrate or otherwise adjust claims in favor of or against the Fund or any matter in controversy, including but not limited to claims for taxes.

(p) To exercise the right to consent, and to enter into releases, agreements and other instruments, including, but not limited to, the right to consent or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer any security of which is or was held by the Fund; to consent to any contract, lease, mortgage, purchase or sale of such property by said corporation or issuer, and to pay calls or subscriptions with respect to securities held by the Fund.

(q) To join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Board shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Board shall deem proper.

(r) To employ or contract with such Persons as the Board may deem desirable for the transaction of the business of the Fund.

(s) To adopt a seal for the Fund, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Fund.

(t) To employ one or more custodians of the assets of the Fund and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities.

(u) To retain a transfer or similar agent or a Shareholder servicing agent, or both.

(v) To provide for the issuance and distribution of Shares by the Fund directly or through one or more Distributors, or otherwise, including pursuant to one or more Plans of Distribution of any kind.

(w) To interpret and implement the investment policies, practices or limitations of the Fund.

(x) To set and implement all aspects of repurchase offers, including the Repurchase Offer Amount, Repurchase Request Deadline, Repurchase Pricing Date, the Repurchase Payment Deadline, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Date”).

(y) To set record dates for the determination of Shareholders with respect to various matters.

(z) To take such actions as are authorized, incidental or required to be taken by the Board pursuant to other provisions of this Declaration.

(aa) To engage in any other lawful act or activity in which statutory trusts organized under the laws of State of Delaware may engage, including, but not limited to, any and all acts permitted of a closed-end company and “interval fund” under the Investment Company Act and the Securities Act.

In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Board. Such powers of the Board may be exercised without order of or resort to any court. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Fund and not an action in an individual capacity.

The Board has the power to construe and interpret this Declaration and to act upon any such construction or interpretation. To the fullest extent permitted by Law, any construction or interpretation of this Declaration by the Board and any action taken pursuant thereto and any determination as to what is in the interest of the Fund and the Shareholders made by the Board in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes.

The Board, without consent of the Shareholders, shall have full power and authority to make any and all investments within the limitation of this Declaration and applicable Law that it, in its discretion, shall determine, and without liability for loss even though such investments do not or may not produce income or are of a character or in an amount not considered proper for the investment of trust funds.

Section 3.3 Legal Title. Legal title to all the Fund Property shall be vested in the Fund or a Subsidiary as a separate legal entity under the Delaware Act, provided that the Board shall have power to cause legal title to any Fund Property to be held by or in the name of one or more Trustees with suitable reference to their trustee status, or in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of a custodian or subcustodian or a nominee or nominees or otherwise, including without limitation to be held for the benefit of the Fund by a securities intermediary. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Fund Property with respect to any claim against, or obligation of, such Trustee in its individual capacity and not related to the Fund. To the extent title to the Fund Property has been vested in the Board, the right, title and interest of the Board in the Fund Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, retirement, removal, declination to serve, incapacity, or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Fund Property, and the right, title and interest of such Trustee in the Fund Property shall vest automatically in the remaining Board. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 3.4 Number of Trustees on the Board; Term of Office. The initial Trustees shall be the persons initially signing this Declaration. The initial number of Trustees shall be four (4), provided that the Board may fix the number of Trustees from time to time. At least seventy-five (75%) percent of the Trustees shall be Independent Trustees.

The chairperson of the Board shall be Wendy Benson, an Independent Trustee. The names of the Independent Trustees are Wendy Benson, Jesse Schalk, and George Getz. The name of the Interested Trustee is William McCauley. Each Trustee executing this Declaration and each Trustee thereafter appointed or elected (whenever such election occurs) shall hold office until his successor is elected and qualified or until the earlier occurrence of any of the events specified in the first sentence of Section 3.7 hereof.

Section 3.5 Election of Trustees. Pursuant to Section 80a–16 of the Investment Company Act, Trustees shall be elected to the Board by the Shareholders at an annual or a special meeting duly called for that purpose. Vacancies on the Board occurring between such meetings may be filled by the vote of at least two-thirds of the Trustees then holding office. If at any time less than a majority of the Trustees have been elected by the Shareholders, the Trust shall promptly (in any event within sixty (60) days) call a special Shareholder meeting to elect Trustees to fill any existing vacancies on the Board. At such Shareholders’ meeting, Trustees shall be elected by a plurality of the votes validly cast. The election of any Trustee shall not become effective, however, until the individual named shall have accepted in writing such election and agreed in writing to be bound by the terms of this Declaration. Trustees need not own Shares.

Section 3.6 Resignation and Removal. Any Trustee may resign as Trustee (without need for prior or subsequent accounting) by an instrument in writing signed by him or her and delivered to any officer of the Fund or to the chair of the Board at a meeting of the Trustees, and such resignation shall be effective upon such delivery, or at any later date specified in the instrument. Any of the Trustees may be removed from office (provided that the aggregate number of Trustees after such removal shall not be less than two) only for cause and only (i) by a written instrument signed or adopted by a majority of the remaining Board at a duly constituted meeting or (ii) by the holders of at least seventy-five (75%) percent of the outstanding Shares of the classes or series of Shares then entitled to vote in an election of such Trustee.

Section 3.7 Effect of Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, retirement, resignation or removal (whether pursuant to Section 3.5 hereof or otherwise), bankruptcy, adjudication of incompetence or other incapacity to perform the duties of the office of a Trustee. A vacancy shall also occur upon an increase in the number of Trustees in accordance with Section 3.4 hereof. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the authorized number of Trustees, the remaining Trustees shall fill such vacancy by the appointment of such individual as they in their discretion determine, made by a written instrument signed by a majority of the Trustees then in office, provided that such power of appointment shall be subject to and limited by applicable Law and no such appointment shall become effective until the person named shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in the Bylaws or this Section 3.7, the Trustees in office, regardless of their number, shall have all the powers granted to the Board and shall discharge all the duties imposed upon the Board by the Declaration.

Section 3.8 Committees; Delegation. The Trustees shall have the power to (i) appoint from their own number, or terminate (except to the extent required by the Investment Company Act), any one or more committees consisting of one or more Trustees, including an Audit Committee, a Nominating and Governance Committee, and any other committee that may exercise some or all of the power and authority of the Board as the Trustees may determine (including but not limited to the power to determine NAV, AUM, net income and the power to declare a dividend or other distribution on the Shares of any series or class), subject to any limitations contained in the Bylaws, and (ii) in general to delegate from time to time to one or more of their number or to one or more officers, employees or agents of the Fund any or all of their powers, authorities, duties and the doing of such things and the execution of such instruments, either in the name of the Fund or the names of the Board or otherwise, as the Board may deem expedient (including but not limited to the power to declare a dividend or other distribution on the Shares of any series or class).

(a) Powers. The Board may delegate to committees appointed under Section 3.8 any of the powers of the Board, except as prohibited by Applicable Law.

(b) Charters. Each committee, if deemed advisable by the Board, shall have a written charter. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting of such committee. The act of a majority of the committee members present at a meeting where a quorum is present shall be the act of such committee. The Board may designate a chairperson of any committee, and such chairperson or, in the absence of a chairperson, any two members of any committee (if there are at least two (2) members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member. Each committee may fix rules of procedures for its business, including holding meetings by electronic means or taking action by written consent. Each committee shall keep minutes of its proceedings.

(c) Vacancies. Subject to the provisions hereof, the Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee. Subject to the power of the Board, the members of the committee shall have the power to fill any vacancies on the committee.

Section 3.9 Bylaws. The Board may adopt Bylaws not inconsistent with this Declaration or applicable Law to provide for the conduct of the business of the Fund and may amend or repeal such Bylaws. In the event of any inconsistency between this Declaration and the Bylaws, this Declaration shall control. The Bylaws may include further provisions for Board and Shareholder meetings, votes and related matters.

Section 3.10 No Bond Required. No Trustee shall be obligated to give any bond or other security for the performance of any of his or her duties hereunder.

Section 3.11 Reliance on Experts. Each Trustee, officer, agent and employee of the Fund shall, in the performance of its duties, be fully and completely justified and protected by relying in good faith upon the books of account or other records of the Fund, or upon reports made to the Board (a) by any of the officers or employees of the Fund, (b) by the Manager, an investment adviser or sub-adviser, the Distributor, Administrator, the Custodian(s) or the Transfer Agent, or (c) by any accountants, counsel, selected dealers or appraisers or other agents, experts or consultants selected with reasonable care by the Board, regardless of whether such agent, counsel, expert or consultant may also be a Trustee. The Board, officers, agents and employees of the Fund may take advice of counsel with respect to the meaning and operation of this Declaration and with respect to other legal matters or questions and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Independent Trustees may engage counsel and other professional advisers independent of the Fund’s advisers who will be paid by the Fund.

Section 3.12 Fiduciary Duty.

(a) General. To the extent that, at law or in equity, a Trustee or officer of the Fund (each a “Fiduciary Covered Person”) has duties (including fiduciary duties) and liabilities relating thereto to the Fund, the Shareholders or to any other Person, a Fiduciary Covered Person acting under this Declaration shall not be liable to the Fund, the Shareholders or to any other Person with respect to actions taken in good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of Fiduciary Covered Persons otherwise existing at Law or in equity, shall replace such other duties (including fiduciary duties) and liabilities of such Fiduciary Covered Persons. To the fullest extent permitted by Law, no Person other than a Trustee or officer of the Fund shall have any fiduciary duties (or liability therefor) to the Fund or any Shareholder. Except where a different standard is expressly provided for in this Declaration or under applicable Law, the Board and officers of the Fund shall have the benefit of the business judgment rule in the performance of their duties to the Fund and the Shareholders. Notwithstanding anything to the contrary in this Section 3.12(a), the fiduciary duties and liabilities described herein shall be subject in all respects to the provisions of Section 3.12(e).

(b) Certain Conflicts. Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between any Fiduciary Covered Person or any Affiliates, on the one hand, and the Fund or any Shareholders or any other Person, on the other hand; or

(ii) whenever this Declaration or any other agreement contemplated herein or therein provides that a Fiduciary Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Fund, any Shareholders or any other Person, the Fiduciary Covered Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by a Fiduciary Covered Person, the resolution, action or terms so made, taken or provided by a Fiduciary Covered Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of a Fiduciary Covered Person at law or in equity or otherwise.

(c) Fiduciary Covered Person Discretion and Good Faith. Notwithstanding any other provision of this Declaration, and subject to applicable Law, whenever in this Declaration Fiduciary Covered Persons are permitted or required to make a decision (i) in their “discretion” or under a grant of similar authority, the Fiduciary Covered Persons shall be entitled to consider such interests and factors as they deem appropriate, including their own interests and, to the fullest extent permitted by applicable Law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Fund, the Shareholders or any other Person; or (ii) in “good faith” or under another express standard, the Fiduciary Covered Persons shall act under such express standard and shall not be subject to any other or different standard. The term “good faith” as used in this Declaration shall mean subjective good faith as such term is understood and interpreted under the Delaware Act.

(d) Fiduciary Covered Person Permitted Activities. Any Fiduciary Covered Person and any Affiliate of any Fiduciary Covered Person may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Fund and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Fiduciary Covered Person. No Fiduciary Covered Person who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Fund shall have any duty to communicate or offer such opportunity to the Fund, and such Fiduciary Covered Person shall not be liable to the Fund or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that such Fiduciary Covered Person pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Fund. Neither the Fund nor any of the Shareholders shall have any rights or obligations by virtue of this Declaration or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Fund, shall not be deemed wrongful or improper. Any Fiduciary Covered Person may engage or be interested in any financial or other transaction with the Fund, the Shareholders or any Affiliate of the Fund or the Shareholders to the extent permitted by and subject to the applicable rules, regulations and requirements of the Investment Company Act, the Delaware Act and Section 4.1 below.

(e) Federal Securities Laws. Notwithstanding anything to the contrary in this Declaration, nothing in this Declaration, modifying, restricting or eliminating the duties or liabilities of trustees or officers in the Declaration shall apply to, or in any way limit, the duties (including state law fiduciary duties of loyalty and care) or liabilities of such persons with respect to matters arising under the federal securities laws.

ARTICLE IV

CONTRACTS

Section 4.1 Principal and Agency Cross Trades.

(a) Section 206(3) of the Investment Advisers Act makes it unlawful for any investment adviser or affiliate thereof, directly or indirectly, acting as principal for his own account knowingly to (a) sell any security to a client or (b) purchase any security from a client, without disclosing to such client in writing before the completion of such transaction the capacity in which the adviser is acting and obtaining the consent of the client to such transaction. Section 206(3) requires an adviser entering into a principal trade with a client to satisfy these disclosure and consent requirements on a transaction-by-transaction basis – blanket disclosure and consent are not permitted. Any permissible principal trade must be approved in advance by an affirmative Board vote and Majority Shareholder Vote.

(b) Section 206(3) also prohibits an adviser, directly or indirectly, acting as broker for a person other than the advisory client, from knowingly effecting any sale or purchase of any security for the account of that client (“agency cross trades”), without disclosing to that client in writing before the completion of the sale or purchase the capacity in which the adviser is acting and obtaining the consent of the client to the sale or purchase. The Advisers Act Rule 206(3)-2, however, permits certain agency cross trades without requiring the adviser to provide transaction-by-transaction disclosure and consent if, among other things: (1) the client has executed a written consent prospectively authorizing agency cross trades after receiving full written disclosure of the conflicts involved and other information described in the rule; (2) the adviser provides a written confirmation to the client at or before the completion of each transaction providing, among other things, the source and amount of any remuneration it received; (3) the adviser provides a written disclosure statement to the client, at least annually, with a summary of all agency cross trades during the period; and (4) the written disclosure documents and confirmations required by the rule conspicuously disclose that consent may be revoked at any time. The Fund shall be prohibited under the Investment Company Act from participating in certain transactions with certain of its affiliates without the prior approval of a majority of the Independent Trustees and, in some cases, the SEC.

From time to time, the Manager or brokers or dealers affiliated with it or the Sponsor may find themselves in a position to broker assets that the Fund may wish to sell or buy. Where one of the parties is an advisory client such as the Fund, the Manager or the affiliated broker or dealer cannot participate in this type of transaction (an agency cross trade) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client’s prior consent as set forth above. The SEC has adopted a rule under the Investment Company Act, which permits the Manager or its affiliates to participate on behalf of an advisory client in agency cross trades if the advisory client provides advance written consent. Through the execution of the IMA, the Fund shall authorize the Manager or its affiliates to participate in agency cross trades involving the Fund. The Fund may revoke its consent at any time by written notice to the Manager. A Trustee who is not affiliated with the affiliated broker will review information about each agency cross trade in which the Fund will participate. Shareholder consent to agency cross trades shall be presented to the Shareholders for continued approval not less often than annually at either a duly called meeting of the Shareholders or by written consent.

Section 4.2 Advisory or Management Contracts. The Fund may from time to time enter into investment advisory or management contracts (each such contract, an “IMA”) with one or more other Person (each such Person, an “Investment Adviser”) pursuant to which such Investment Adviser(s) shall furnish management, investment advisory, statistical and research facilities or other services to the Fund. Such contract shall contain such other terms and conditions, if any, as may be prescribed in the Bylaws and such further terms and conditions not inconsistent with the provisions of this Article IV, the Bylaws or applicable Law as the Board may determine, including the grant of authority to the Investment Adviser(s) to determine what Fund Property shall be purchased or sold by the Fund and what portion of its assets shall be uninvested and to implement such determinations by making changes in the Fund’s investments.

The Independent Trustees shall review and approve all IMAs including the proposed investment advisory fees. An initial IMA may have a term of two years and must be reviewed annually thereafter. This Board review is called the “15(c) process” which is required by Section 15(c) of the Investment Company Act. Section 15(c) requires a majority of the Independent Trustees to approve the Fund’s IMAs at an in-person meeting called for that purpose. Section 15(c) further requires the Board to “request and evaluate,” and the Investment Adviser to furnish, “such information as may reasonably be necessary” for the Board “to evaluate the terms” of the IMA. The Board shall consider a number of factors when reviewing an IMA, including those considered by Federal courts in “excessive fee” cases.

Section 4.3 Distribution Contract. The Fund may from time to time enter into a distribution contract with one or more other Persons (each such Person, a “Distributor”) providing for the sale of Shares, pursuant to which the Fund may agree to sell Shares of one or more series or class to the Distributor or appoint the Distributor its sales agent for the Shares. Such contract may provide that the Distributor may enter into contracts with other Persons to sell the Shares on behalf of the Distributor and the Fund. Such contract may also provide for the repurchase of Shares by the Distributor as agent of the Fund and shall contain such terms and conditions, if any, as may be prescribed in the Bylaws and such further terms and conditions not inconsistent with the provisions of this Article IV or of the Bylaws as the Board may in their discretion determine. All “Distribution Contracts” shall be reviewed and approved pursuant to the Section 15(c) process.

Section 4.4 Affiliations of Trustees or Officers. The fact that any Shareholder, Trustee, officer, agent or employee of the Fund is a shareholder, member, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any Person with which an IMA, Distributor contract or custodian, Transfer Agent, Administrator, disbursing agent or similar agency contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder of or has any other interest in the Fund, or that any such Person also has any one or more similar contracts with one or more other such Persons, or has other businesses or interests, shall not affect the validity of any such contract made or that may hereafter be made with the Fund or disqualify any Shareholder, Trustee, officer, agent or employee of the Fund from voting upon or executing the same or create any liability or accountability to the Board, the Fund, or the Shareholders.

ARTICLE V

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 5.1 No Personal Liability of Shareholders, Board, Etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Fund Property or the acts, obligations, or affairs of the Fund. No Trustee or officer shall have any power to personally bind any Shareholder or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. All Persons extending credit to, contracting with or having any claim against the Fund shall look only to the assets of the Fund for payment under such credit, contract or claim, and neither the Shareholders nor the Board, nor any of the Fund’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. No Trustee or officer shall be subject to any personal liability whatsoever to any person other than the Fund or the Shareholders in connection with the Fund Property or the acts, obligations or affairs of the Fund. No Trustee or officer shall be personally liable to any Shareholder for contributions by such Shareholder to the capital of the Fund or by reason of any change in the U.S. federal or state income tax laws applicable to the Fund or its Shareholders. The Board shall not be responsible or liable to the Fund or the Shareholders for any neglect or wrongdoing of any officer, employee, or agent (including, without limitation, the Manager, an Investment Adviser, the Distributor, the custodian and the Transfer Agent) of the Fund, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee.

Section 5.2 Execution of Documents; Notice; Apparent Authority. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Fund or the Board or any of them in connection with the Fund shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Board or by any officers or officer shall recite that the obligations of such instruments are not binding upon any of the Trustees, Shareholders, officers, employees or agents of the Fund individually but are binding only upon the assets and property of the Fund, but the omission thereof shall not operate to bind any Trustee, Shareholders, officers, employees or agents of the Fund individually.

Section 5.3 Indemnification of Trustees, Officers, Etc. The Fund shall indemnify each of its Trustees, officers, and employees the Fund and may indemnify agents of the Fund (including any individual who serves at the request of the Fund as director, officer, partner, trustee or the like of another organization in which the Fund has an interest as a shareholder, creditor or otherwise (collectively, “Covered Persons”)) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body in which he or she may be or may have been involved as a party or otherwise or with which he or she may be or may have been threatened, while acting as Trustee or as an officer, employee or agent of the Fund or the Board, as the case may be, or thereafter, by reason of his or her being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he or she shall have been adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Fund. Except for errors of judgment or mistakes of fact or law, no individual shall be indemnified hereunder against any liability to the Fund or the Shareholders by reason of willful misfeasance (within the meaning of Section 17(h) of the Investment Company Act), bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. In addition, the Trustees shall not be indemnified for any liability, including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith, to the extent, but only to the extent, that such indemnification would be in violation of applicable Law. In addition, no such indemnity shall be provided with respect to any matter disposed of by settlement or a compromise payment by such Trustee, officer, employee or agent of the Fund, pursuant to a consent decree or otherwise, either for said payment or for any other expenses unless there has been a determination that such compromise is in the best interests of the Fund and that such Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Fund and did not engage in willful misfeasance (within the meaning of Section 17(h) of the Investment Company Act), bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. All determinations that the applicable standards of conduct have been met for indemnification hereunder shall be made by (a) a majority vote of a quorum consisting of Independent Trustees who are not parties to the proceeding relating to indemnification, or (b) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, by independent legal counsel in a written opinion, or (c) the affirmative vote of Shareholders representing a majority in interest of the Shares (excluding Shares owned of record or beneficially by such individual). In addition, unless a matter is disposed of with a court determination (i) on the merits that such Trustee, officer, employee or agent was not liable or (ii) that such Person was not guilty of willful misfeasance (within the meaning of Section 17(h) of the Investment Company Act), bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, no indemnification shall be provided hereunder unless there has been a determination by independent legal counsel in a written opinion that such Person did not engage in willful misfeasance (within the meaning of Section 17(h) of the Investment Company Act), bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Section 5.3, the term “Covered Person” shall include such person’s heirs, executors, and administrators.

The Board may make advance payments out of the assets of the Fund in connection with the expense of defending any action with respect to which indemnification might be sought under this Section 5.3. The indemnified Trustee, officer, employee or agent of the Fund shall give a written undertaking to reimburse the Fund in the event it is subsequently determined that he or she is not entitled to such indemnification and (a) the indemnified Trustee, officer, employee or agent of the Fund shall provide security for his or her undertaking, (b) the Fund shall be insured against losses arising by reason of lawful advances, or (c) a majority of a quorum of the Independent Trustees or an independent legal counsel in a written opinion shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification. The rights accruing to any Trustee, officer, employee, or agent of the Fund under these provisions shall not exclude any other right to which he or she may be lawfully entitled and shall inure to the benefit of his or her heirs, executors, administrators or other legal representatives.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

Section 6.1 Beneficial Interest. The beneficial interest in the Fund shall be divided into an unlimited number of full and fractional shares of beneficial interest (“Shares”), no par value. Such Shares of beneficial interest may be issued in different classes and/or series of beneficial interests. Except as provided in relevant certificates of designation (e.g., a supplement or amendment to the Certificate of Trust), all Shares of the Fund or of a class or series have the same rights and are identical in all material respects. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when issued and have no pre-emptive, conversion or exchange rights when the consideration determined by the Board (if any) therefor shall have been received by the Fund. The Board may hold treasury Shares, reissue for such consideration and on such terms as they may determine or cancel any Shares of any series or class repurchased or redeemed at their discretion from time to time.

Section 6.2 Other Securities. The Board may subject to the requirements of applicable Law including the Investment Company Act, authorize and issue such other securities of the Fund as it determines to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Board sees fit, including preferred interests, debt securities or other senior securities. To the extent that the Board authorizes and issues preferred shares of any class or series, they are hereby authorized and empowered to amend or supplement the Fund’s governing instrument as they deem necessary or appropriate, including to comply with the requirements of the Investment Company Act or requirements imposed by the rating agencies or other Persons, all without the approval of the Shareholders. Any such supplement or amendment shall be filed as is necessary. In addition, any such supplement or amendment may set forth the rights, powers, preferences, and privileges of such preferred shares and any such supplement or amendment shall operate either as additions to or modifications of the rights, powers, preferences and privileges of any such preferred shares under the Fund’s governing instrument. To the extent the provisions set forth in such supplement or amendment conflict with the provisions of the Fund’s governing instrument (prior to giving effect to such supplement or amendment) with respect to any such rights, powers and privileges of the preferred shares, such amendment or supplement shall control. The Board is also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

Section 6.3 Initial Designation of Classes. The Trustees may, without Shareholder approval, authorize one or more classes of Shares (which classes may be divided into two or more series), Shares of each such class or series having such par value and such preferences, voting powers, terms of redemption, if any, and special or relative rights or privileges (including conversion rights, if any) as the Trustees may determine. Subject to applicable law, the Trustees may, without Shareholder approval, authorize the Trust to issue subscription or other rights representing interests in Shares to existing Shareholders or other persons subject to such terms and conditions as the Trustees may determine. The number of Shares of each class or series authorized shall be unlimited, except as the Bylaws may otherwise provide, and the Shares so authorized may be represented in part by fractional shares. The Trustees may from time to time divide or combine the Shares of any class or series into a greater or lesser number without thereby changing the proportionate beneficial interest in the class or series. Subject to the designation of additional classes pursuant to Section 6.2, there shall be one class, hereby designated as “Shares” of the Fund. The Fund may file an application with the SEC to receive exemptive relief to issue multiple classes of shares and to impose asset-based distribution fees and early-withdrawal charges. An investment in any share class of the Fund represents an investment in the same assets of the Fund.

Section 6.4 Rights of Shareholders. Shares shall be deemed to be personal property giving only the rights provided in this Declaration. Every shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The right to conduct any business hereinbefore described is vested exclusively in the Board, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Fund nor can they be called upon to share or assume any losses of the Fund or suffer an assessment of any kind by virtue of their ownership of Shares. The death of a Shareholder during the continuance of the Fund shall not operate to terminate the Fund nor to entitle the legal representative of such Shareholder to an accounting or to take any action in any court or otherwise against other Shareholders or the Board or the Fund Property, but only to the rights of such Shareholder hereunder. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Board may otherwise approve, including pursuant to Section 6.2.

Section 6.5 Fund Only. The Fund shall be a Delaware statutory trust organized under the Delaware Act. It is the intention of the Board to create only the relationship of Trustees and beneficiary between the Board and each Shareholder from time to time. It is not the intention of the Board to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Board, partners or members of a joint stock association.

Section 6.6 Issuance of Shares.

(a) General. The Board may from time to time without vote of the Shareholders issue and sell or cause to be issued and sold Shares. All such Shares, when issued in accordance with the terms of this Section 6.6, shall be fully paid and nonassessable.

(b) Fractional Shares. The Board may issue and sell fractions of Shares having proportionate rights of full Shares, including, without limitation, the right to vote and to receive dividends and distributions. In addition, each Share is entitled to participate equally with other Shares (i) in dividends and distributions declared by the Fund; and (ii) on liquidation to its proportionate share of the assets remaining after satisfaction of outstanding liabilities.

Section 6.7 Register of Shares. The Transfer Agent will maintain an account for each Shareholder which accounting shall contain the names and addresses of the Shareholders of each series or class, the number of Shares of each such series or class held by them respectively, a record of all transfers thereof and any other information required by the Code, United States Treasury Regulations or any other taxing authority with respect to a “regulated investment company” (within the meaning of Section 851 of the Code). Transfers such as death or bona fide gift will be reflected by bookkeeping entry and without physical delivery. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders of each series or class. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him or her as herein or in the Bylaws provided, until he or she has given his or her address and tax identification information to the Transfer Agent or such other officer or agent of the Fund as shall keep the said register for entry thereon.

Section 6.8 Share Certificates. No certificates certifying ownership of Shares shall be issued except as the Board may otherwise determine from time to time.

Section 6.9 Transfer of Shares. Shareholders have no rights to redeem their Shares to the Trust and limited rights to transfer their Shares (“Transferable Shares”); the Distributor may but is not required to make a market in the Shares. Shares may transfer to a Shareholder’s descendants in the event of such Shareholder’s death pursuant to certain conditions and restrictions. Such Transferable Shares of any series or class shall be transferable on the records of the Fund upon delivery to the Fund or its Transfer Agent or agents of appropriate evidence of assignment, transfer, succession or authority to transfer accompanied by any certificate or certificates representing such Shares previously issued to the transferor. Upon such delivery the transfer shall be recorded on the register of the appropriate series or class. Until such record is made, the Board, the Transfer Agent, and the officers, employees and agents of the Fund shall not be required to treat the assignee or transferee of any Share as the absolute owner thereof for any purpose, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such Share on the part of any Person, other than the holder of record, whether or not any of them shall have express or other notice of such claim or interest.

Section 6.10 Voting Powers. The Shareholders shall have power to vote only: (a) for the election of Trustees as provided in the Bylaws hereof; (b) with respect to the removal of Trustees pursuant to Section 3.5 hereof; (c) with respect to any termination of the Fund, as provided in Section 8.1 hereof; (d) with respect to any amendment of this Declaration to the extent and as provided in Section 8.2 hereof; and (e) with respect to such additional matters relating to the Fund as may be required by this Declaration or the Bylaws or by reason of the registration of the Fund or the Shares with the SEC or any state securities regulator or by any applicable Law, or as the Board may consider necessary or desirable. On any matter submitted to a vote of the Shareholders, all Shares issued and outstanding shall, subject to applicable Law, be voted as a single class in the aggregate and not by series or class, except with respect to (i) any matter determined by the Board to affect the Shareholders of any particular series or class in a material respect different from the Shareholders of one or more other series or classes; and (ii) such matters as may be otherwise required by this Declaration or by the Bylaws or by reason of the registration of the Fund or its Shares with the SEC or any state securities regulator or by any applicable Law (including the Investment Company Act) or any regulation or order of the SEC or any state or as the Board may consider necessary or desirable. With respect to such matters, the Shareholders of each affected series or class shall have the power to vote as a separate series or class, as determined by the Board, and the Shareholders that are not so affected shall not be entitled to vote. Each whole Share shall be entitled to one vote as to any matter on which the Shareholders are entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Board may exercise all rights of the Shareholders (including, without limitation, the right to amend this Declaration) and may take any action required by applicable Law, the Bylaws or this Declaration to be taken by the Shareholders. The Bylaws may include further provisions for the Shareholders’ votes and related matters.

Section 6.11 Delivery by Electronic Transmission or Otherwise. Notwithstanding any provision in this Declaration to the contrary, any notice, proxy, vote, consent, report, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration or the Bylaws may, in the discretion of the Board, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Statutory Trust Act), including via the internet, or in any other manner permitted by applicable Law.

REPURCHASE OF SHARES

Section 6.12 Repurchase of Shares. Once each quarter, the Fund will offer to repurchase no less than five (5%) percent and no more than twenty (25%) percent of its total outstanding Shares (each, a “Repurchase Offer”), all upon such terms and conditions as may be determined by the Board and subject to any applicable provisions of federal securities laws or any exemption therefrom. The Fund may require the Shareholders to pay a Redemption Fee equal to the amount of costs incurred by the Fund relating to the repurchase of Shares and disposition of assets to fund the redemption.

The Board may from time to time specify conditions, not inconsistent with federal securities laws or any exemption therefrom, regarding the repurchase of Shares of the Fund. Subject to applicable Law, including the federal securities laws, and except as otherwise determined by the Board, upon repurchase, Shares shall no longer be deemed outstanding or carry any voting rights irrespective of whether a record date for any matter on which such Shares were entitled to vote had been set on a date prior to the date on which such Shares were repurchased. The Fund shall withhold the payment of repurchase proceeds of a Shareholder if the Fund reasonably deems it necessary to do so to comply with applicable tax, anti-money laundering or “Know Your Customer” laws or the laws, regulations, or executive orders administered by OFAC, or other laws or regulations by any regulatory agency having jurisdiction over the Fund in any relevant jurisdiction.

Section 6.13 Notice to Shareholders. Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”). Approximately thirty (30) days (but no less than twenty-one (21) days and more than forty-two (42) days) before each Repurchase Request Deadline, the Fund shall send to each Shareholder of record of the Shares that are the subject of the repurchase offer a notification containing information regarding dates and the procedures applicable to the Shareholders who wish to participate in such repurchase offer. Shares will be repurchased at the NAV per share determined as of the close of the regular trading on the Nasdaq Market generally not later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day (each a, “Repurchase Pricing Date”). The Fund expects that the maximum time between a Repurchase Request Deadline and the next Repurchase Request Deadline will be approximately ninety-two (92) days.

Section 6.14 Determination of Repurchase Offer Amount. The Trustees, or a committee thereof, in its discretion, will determine the number of Shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount will be no less than five (5%) percent and no more than twenty-five (25%) percent of the total number of Shares outstanding on the Repurchase Request Deadline. As discussed in Section 6.16, if the Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all Shares tendered for repurchase by the Shareholders who own less than one hundred (100) Shares and who tender all of their Shares, before prorating other amounts tendered.

Section 6.15 Repurchase Price. Shares shall be repurchased at their NAV, calculated as of the Repurchase Pricing Date, or at such other price as complies with the Investment Company Act or any exemption therefrom, which may be reduced by any sales charge, withdrawal charge, or any other form of charge authorized by the Board (a “Redemption Fee”) and permitted by applicable Law. The NAV shall be determined as set forth in Article VII hereof as of such time as the Board shall have theretofore prescribed by resolution. Payment for Shares repurchased shall be made in cash or in property out of the assets of the Fund to the Shareholder of record at such time and in the manner, not inconsistent with the Investment Company Act.

Section 6.16 Repurchase Amounts and Payment of Proceeds.

(a) Shares tendered for repurchase by the Shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Offer. The Fund shall permit repurchase requests to be withdrawn or modified at any time until the Repurchase Request Deadline but shall not permit repurchase requests to be withdrawn or modified after the Repurchase Request Deadline. Payment pursuant to the Repurchase Offer will be made by checks to the Shareholder’s name and address of record or credited directly to a predetermined bank account established in the Shareholder’s name, on the repurchase payment deadline, which will be no more than seven days after the Repurchase Pricing Date (the “Repurchase Payment Deadline”). The Board may establish in the Bylaws or elsewhere other policies for repurchases of Shares that are consistent with the Investment Company Act, regulations thereunder and other applicable Law.

(b) If the Shareholders in the aggregate tender for repurchase more Shares than the Repurchase Offer Amount for a given Repurchase Offer, the Fund may, but is not required to, repurchase an additional amount of Shares not to exceed two (2%) percent of the outstanding Shares of the Fund. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if the Shareholders tender Shares in an amount exceeding the Repurchase Offer Amount plus two (2%) percent of the outstanding Shares on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by Shareholders who own less than one hundred (100) Shares and who tender all of their Shares, before prorating other amounts tendered.

Section 6.17 Suspension or Postponement of Repurchase Offer. The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a “regulated investment company” within the meaning of Section 851 of the Code; (b) for any period during which the Nasdaq or any market on which the Fund Property owned by the Fund is principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of the Shareholders of the Fund.

Section 6.18 Liquidity Requirements. The Fund must maintain liquid assets or available borrowing base equal to the Repurchase Offer Amount from the time that the Repurchase Offer notice is sent to the Shareholders until the Repurchase Pricing Date. The Fund will ensure that a percentage of its net assets (plus available borrowing base) equal to at least one hundred (100%) percent of the Repurchase Offer Amount consists of assets that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline. If, at any time, the Fund falls out of compliance with the liquidity requirements described herein, the Board may take whatever action it deems appropriate to ensure compliance.

Section 6.19 Repurchase by Agreement. The Fund may repurchase Shares directly, or through the Distributor or another agent designated for the purpose, by agreement with the record owner thereof, or an agent designated by such owner, at a price not exceeding the NAV per share determined as set forth in Article VII hereof.

Section 6.20 Involuntary Redemption; Disclosure of Ownership. (a) If the Board shall, at any time, have a good faith belief that direct or indirect ownership of Shares or other securities of the Fund or any series or class thereof (i) has or may become concentrated in any Person to an extent which would disqualify the Fund as a “regulated investment company” within the meaning of Section 851 of the Code, (ii) would cause the Fund to be treated as a personal holding company under the Code, or (iii) otherwise subject the Fund to adverse regulatory treatment, then the Board shall have the power by lot or other means deemed equitable by them:

(a) to call for redemption a number of Shares sufficient in the opinion of the Board to (A) maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification or (B) avoid or to continue to avoid the treatment of the Fund as a personal holding company under the Code;

(b) to refuse to transfer or issue Shares to any Person whose acquisition of the Shares in question would in the opinion of the Board result in such disqualification or treatment. Any redemption pursuant to this Section 6.20 shall be effected at NAV determined in accordance with Section 7.1 below;

(c) to request the holders of Shares of the Fund to disclose to the Board in writing such information with respect to direct and indirect ownership of Shares of the Fund as the Board deem necessary to comply with the provisions of the Code, United States Treasury regulations, or with the requirements of any other taxing authority;

(d) to redeem Shares in any Shareholder’s account at a redemption price determined in accordance with Section 7.1 below if at any time the total number of Shares held in such account is fewer than an established minimum selected by the Board, in which event the Shareholder shall be notified that the number of Shares in the account is fewer than the minimum and shall be allowed a period, fixed by the Board, in which to avoid such redemption by increasing the account to at least the established minimum; and/or

(e) to the extent required by applicable Law, pay the redemption proceeds into a blocked account or interplead the redemption proceeds to a court having jurisdiction.

ARTICLE VII

DETERMINATION OF NET ASSET VALUE; DISTRIBUTIONS

Section 7.1 Net Asset Value. The NAV per share of each Share shall be determined in accordance with the Investment Company Act and any related procedures adopted by the Trustees from time to time. Determinations made under and pursuant to this Article VII in good faith and in accordance with the provisions of the Investment Company Act shall be binding on all parties concerned. The NAV per share shall be computed at the end of each business day by determining the aggregate market value of all Fund Property less the Fund’s liabilities divided by the total number of Fund Shares outstanding ((asset-liabilities)/number of Shares=NAV per Share) attributable to the Fund. The NAV is reduced by the expenses and fees of the Fund, including investment advisory, administration, shareholder servicing, and any distribution fees, which are accrued daily. The determination of NAV of the Fund for a particular day is applicable to all sales and redemptions of Shares by the Fund (or an authorized broker or agent, or its authorized designee) before the close of trading on the applicable market. NAV will be calculated as of the close of business on the Nasdaq Market. The Fund’s NAV is determined by adding the individual value of each Longevity Asset to any other assets of the Fund, less any liabilities. At the end of each such business day, the Fund will re-value all Longevity Assets in the Fund and add the value of the Longevity Assets to the other Fund Property and liabilities to determine the daily NAV. The Board has the ultimate responsibility to determine the value of the Fund’s assets. This valuation may require subjective determinations about the value of Fund Property. Although the Fund’s intention is to provide a calculation of the Fund’s NAV that fairly reflects asset values, the Fund cannot guaranty that the values determined by the Fund’s service providers accurately reflect the value of Fund Property at the time of pricing.

(a) Longevity Assets. The Board has engaged the Manager and its affiliates to assist to value individual Longevity Assets. The value of an individual Mortality Contract can depend on the age of the insured, overall economic conditions, including interest rates, and changes in longevity associated risk given new or updated medical underwritings. Other changes reflected in the NAV of the Fund may result from maturities of the Longevity Assets and the sale or purchase of Longevity Assets.

(b) Cash and Cash Equivalents. Cash and cash equivalents shall be valued at book value.

Section 7.2 By Whom Determined.

(a) Subject to applicable Law, including the Investment Company Act, and Article VI hereof, the Board, in its discretion, may prescribe (and delegate to any officer of the Fund or any other Person or Persons the right and obligation to prescribe) such bases and time (including any methodology or plan) for determining the per share or NAV of the Shares of the Fund or any series or classes thereof or net income attributable to the Shares of the Fund or any series or classes thereof, or the declaration and payment of dividends and distributions on the Shares of the Fund or any series or classes thereof and the method of determining the Shareholders to whom dividends and distributions are payable, as they may deem necessary or desirable. The Board may suspend the determination of NAV to the extent permitted by the Investment Company Act or the regulations and orders from time to time in effect thereunder.

(b) Without limiting the powers of the Board under Article III hereof, the Board may at any time and from time to time, as they may determine, allocate or distribute to the Shareholders such income and capital gains, accrued or realized, or returns of capital as the Board may determine, after providing for actual, accrued, or estimated expenses and liabilities (including reserves) determined in accordance with generally accepted accounting practices. Without limiting the generality of the foregoing, but subject to applicable Federal Law, including the Investment Company Act, any dividend or distribution may be paid in cash and or securities or other property, and the composition of any such distribution shall be determined by the Board (or by any officer of the Fund or any other Person or Persons to whom such authority has been delegated by the Board) and may be different among Shareholders including differences among Shareholders of the same series or class. The Board may adopt and offer to the Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Board shall deem appropriate.

(c) Inasmuch as the computation of net income and gains for Federal income and excise tax purposes may vary from the computation thereof on the books of the Fund, the above provisions shall be interpreted to give the Board the power in their discretion to allocate or distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Fund to avoid or reduce liability for taxes after amended or modified.

Section 7.3 Power to Modify. Notwithstanding any of the foregoing provisions of this Article VIII, the Board may prescribe without Shareholder approval, in its discretion except as may be required by the Investment Company Act, such other bases and times for determining the NAV of the Fund’s Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Fund to comply with any provision of the Code, the Investment Company Act, any securities exchange or association registered under the Securities Exchange Act of 1934 (as amended), or any order of exemption issued by the SEC, all as in effect now or hereafter amended or modified.

Section 7.4 Distribution Policy. The Fund’s distribution policy is to make quarterly distributions of income and return of excess capital to Shareholders. The Fund’s final distribution for each calendar year is intended to include any remaining Investment Company taxable income and net tax-exempt income undistributed during the year, as well as all net capital gain realized during the year. As required under the Investment Company Act, the Fund will provide a notice to Shareholders at the time of distribution if a distribution does not consist solely of net income. Additionally, pursuant to Section 19(a) of the Investment Company Act and Rule 19a-1 thereunder, the Fund shall provide a written statement accompanying any such distribution that adequately discloses its source or sources. The Fund shall provide disclosures, with each distribution, which estimate the percentages of the current and year-to-date distributions that represent (i) net investment income; (ii) long- or short-term capital gains; and (iii) return of capital. At the end of each year, the Fund may be required under applicable Law to re-characterize distributions made previously during that year among (i) ordinary income; (ii) long- or short-term capital gains; and (iii) return of capital for tax purposes.

Section 7.5 Operational Expenses. The Fund shall be responsible for its Operational Expenses, provided, the Manager may elect to pay such expenses and be reimbursed from the Fund, without interest or increase, when such amounts are available in accordance with the IMA.

Section 7.6 Organizational Expenses. The Manager may advance certain sums on behalf of the Fund for its Organizational Expenses, which the Fund shall repay to the Manager, without interest or increase, on a monthly basis, as agreed upon from time to time between the Fund and the Manager, which the Manager may waive its right to repayment at its discretion.

ARTICLE VIII

DURATION; DISSOLUTION AND TERMINATION

OF TRUST; AMENDMENT; MERGERS, ETC.

Section 8.1 Duration and Termination.

Unless dissolved and terminated as provided herein, the Fund shall continue without limitation of time. The Fund may be dissolved and terminated by a Majority Shareholder Vote or by the Board by written notice to the Shareholders. Upon the termination of the Fund:

(a) The Fund shall carry on no business except for the purpose of winding up its affairs.

(b) The Board shall proceed to wind up the affairs of the Fund and all of the powers of the Board under this Declaration shall continue until the affairs of the Fund shall have been wound up, including (i) the power to pay or make reasonable provision to pay all claims and obligations of the Fund, including all contingent, conditional or unmatured claims and obligations known to the Fund, and all claims and obligations which are known to the Fund but for which the identity of the claimant is unknown; (ii) the power to fulfill or discharge the contracts of the Fund, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Fund Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business, provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Fund Property that requires Shareholder approval under Section 8.3 hereof shall receive the approval so required.

(c) If there are insufficient assets held with respect to the Fund, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets (including without limitation, cash, securities, or any combination thereof) held with respect to the Fund shall be distributed to the Shareholders of, ratably according to the number of Shares held by the several Shareholders on the record date for such dissolution distribution.

(d) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Board may distribute the remaining Fund Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

(e) After dissolution of the Fund and completion of the winding up of the Fund’s affairs as herein provided, the Board shall provide for the making of all filings and applications required by Law, including the filing with the Delaware Secretary of State of a certificate of cancellation canceling the certificate of trust of the Fund, and shall execute and filed in the records of the Fund an instrument in writing setting forth the fact of such termination. Thereupon, the Board shall be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

Section 8.2 Amendment Procedure. The Declaration may be amended with the approval of (i) the Board, including a majority of the Independent Trustees, if required by the Investment Company Act, or (ii) if required, the approval of the Shareholders by such vote as is required by the Investment Company Act.

(a) Except as specifically provided herein, the Board may, without Shareholder vote, amend this Declaration by an instrument in writing or an amended and restated Declaration signed by a majority of the Board. Such an amendment shall be authorized by a Majority Shareholder Vote if it would limit the right of a Shareholder to vote under Section 6.10 or amend this Section 8.2 or if Shareholder authorization is required by the Investment Company Act, with the series and classes of Shares entitled to vote on such an amendment determined pursuant to Section 6.10 hereof; provided, for the avoidance of doubt, that the issuance of additional voting Shares would not, on its own, be considered to limit the right of a Shareholder to vote under Section 6.10 for purposes of this sentence. Notwithstanding anything else herein, no amendment to this Declaration shall (i) limit the rights of indemnification provided in Article V hereof with respect to actions or omissions of Persons covered thereby prior to such amendment, (ii) impair the exemption from personal liability of the Shareholders, Board, officers, employees and agents of the Fund or (iii) permit assessments upon the Shareholders.

(b) An instrument in writing setting forth the amendment or an amended and restated Declaration, executed by a majority of the Board, shall be conclusive evidence of such amendment when filed in the records of the Fund. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument by a majority of the Board (or by an officer of the Fund pursuant to a vote of a majority of the Board).

Section 8.3 Merger, Consolidation and Sale of Assets. Pursuant to an agreement of merger or consolidation, the Fund, may, by act of a majority of the Board, without the vote or consent of the Shareholders, merge or consolidate with or into one or more business trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the Investment Company Act, or unless such merger or consolidation would result in an amendment of this Declaration that would otherwise require the approval of such Shareholders. In accordance with Section 3815(f) of the Delaware Act, an agreement of merger or consolidation may affect any amendment to this Declaration or the Bylaws or effect the adoption of a new declaration of trust or bylaws of the Fund if the Fund is the surviving or resulting business trust. Upon completion of the merger or consolidation, the Board shall file a certificate of merger or consolidation in accordance with Section 3810 of the Delaware Act.

Section 8.4 Conversion to Other Business Entities. A majority of the Board may, without the vote or consent of the Shareholders, cause (i) the Fund to convert to a common-law trust, a general partnership, limited partnership or a limited liability company organized, formed or created under the laws of the State of Delaware as permitted pursuant to Section 3821 of the Delaware Act; (ii) the Shares of the Fund to be converted into beneficial interests in another business trust created pursuant to this Section 8.4, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by Law; provided, however, that if required by the Investment Company Act, no such statutory conversion, share conversion or share exchange shall be effective unless the terms of such transaction shall first have been approved at a meeting called for that purpose by a Majority Shareholder Vote of the Fund, as applicable; provided, further, that in all respects not governed by statute or applicable Law, the Board shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Fund may be transferred and to provide for the conversion of the Shares of the Fund into beneficial interests in such separate business trust or trusts.

Section 8.5 Incorporation. Notwithstanding anything else contained herein, the Board may, without prior Shareholder approval, (i) cause to be organized or assist in organizing under the laws of any jurisdiction a corporation or corporations or any other trust, partnership, association or other organization to take over all or less than all of the Fund Property or to carry on any business in which the Fund shall directly or indirectly have any interest, and may sell, convey and transfer Fund Property to any such corporation, trust, partnership, association or other organization in exchange for the shares or securities thereof or otherwise, and may lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or other organization, or any corporation, partnership, trust, association or other organization in which the Fund holds or is about to acquire shares or any other interest or (ii) cause the Fund to incorporate under the laws of Delaware.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Registered Agent; Registered Office. The Registered Agent of the Fund within the State of Delaware for service of process, and the Registered Office of the Fund within the State of Delaware, shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, in the County of New Castle, or such other agent or place, respectively, as the Board may designate from time to time by any supplement to this Declaration, provided however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Delaware Secretary of State.

Section 9.2 Governing Law. The Fund and this Declaration, and the rights and obligations of the Board and the Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of the State of Delaware; provided, however, that there shall not be applicable to the Fund, the Board or this Declaration (a) the provisions of Section 3540 and Section 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for Board, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to Board, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of the Board, which are inconsistent with the limitations or liabilities or authorities and powers of the Board set forth or referenced in this Declaration. The Fund shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Fund may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Fund specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Fund may not exercise such power or privilege or take such actions.

Section 9.3 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 9.4 Reliance by Third Parties. Any certificate executed by an officer of the Fund or a Trustee certifying to: (a) the number or identity of Trustees or the Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of the Board or the Shareholders, (d) the fact that the number of Trustees or the Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, in the form of any Bylaws adopted by or the identity of any officers elected by the Board or (e) the existence of any fact or facts which in any manner relate to the affairs of the Fund, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Board and their successors.

Section 9.5 Provisions in Conflict with Law or Regulations.

(a) The provisions of this Declaration are severable, and if the Board shall determine, with the advice of counsel, that any of such provisions is in conflict with requirements of the Investment Company Act, would be inconsistent with any of the conditions necessary for qualification of the Fund as a “regulated investment company” within the meaning of Section 851 of the Code or is inconsistent with other applicable laws and regulations, such provision shall be deemed never to have constituted a part of this Declaration, provided that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

Section 9.6 Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met:

(a) Except with respect to any claims brought under the federal securities laws, unless a demand is not required under paragraph Section 9.6(b), the Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold Shares representing ten (10%) percent or more of all Shares issued and outstanding or of the series or classes thereof to which such action relates if it does not relate to all series and classes, shall join in the request for the Board to commence such action; and

(b) The Shareholder or Shareholders must make a pre-suit demand upon the Board to bring the subject action unless an effort to cause the Board to bring such an action is not likely to succeed. For purposes of this Section 9.6(b), a demand on the Board shall only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act);

(c) Unless a demand is not required under Section 9.6(b), the Board must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim.

(d) For purposes of this Section 9.6, the Board may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are “independent trustees” (as that term is defined in the Delaware Act). The Board shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Fund for the expense of any such advisors in the event that the Board determine not to bring such action; provided, however, that no such undertaking or reimbursement obligation shall apply with respect to claims arising under federal securities laws.

(e) Except with respect to any claims brought under the federal securities laws, any decision by the Board to bring, maintain, or compromise (or not to bring, maintain, or compromise) such court action, proceeding or claim, or to submit the matter to a vote of the Shareholders, shall be made by the Board in good faith and shall be binding upon the Shareholders. Where demand is not required per Section 9.6, a Shareholder may only bring a derivative action if the Shareholders owning not less than ten (10%) percent of the then outstanding Shares of the Fund or such series or class joins in the bringing of such court action, proceeding or claim.

Section 9.7 General Direct Actions.

(a) General. To the fullest extent permitted by Delaware law, the Shareholders’ right to bring a General Direct Action against the Fund and/or its Board is eliminated, except for a General Direct Action to enforce an individual Shareholder right to vote or a General Direct Action to enforce an individual Shareholder’s rights under Sections 3805(e) or 3819 of the Delaware Statutory Trust Act. To the extent such right cannot be eliminated to this extent as a matter of Delaware law, then Section 9.7(b) shall apply. Notwithstanding the forgoing, this Section 9.7(a) shall not apply with respect to claims arising under the federal securities laws.

(b) Required Conditions. Other than with respect to claims arising under the federal securities laws, no Shareholder may maintain a General Direct Action unless holders of at least a Majority Vote of the Shares or, if less than all outstanding series or classes are alleged to have been harmed in connection with the General Direct Action, a majority of the Shares in the respective series, class or classes alleged to have been harmed, join in the bringing of such action. In addition, a Shareholder may bring a General Direct Action only if the following conditions are met:

(i) Other than with respect to claims arising under the federal securities laws, the Shareholder or Shareholders has obtained authorization from the Board to bring such General Direct Action unless an effort to cause the Board to authorize such an action is not likely to succeed; and a demand on the Board shall only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act); and

(ii) Other than with respect to claims arising under the federal securities laws, unless a demand is not required under clause (a) of this paragraph, the Board must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Board shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Fund for the expense of any such advisors in the event that the Board determine not to authorize such action.

Section 9.8 Inspection of Records and Reports. To the fullest extent permitted by Law, every Trustee shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Fund. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Shareholder shall have any right to inspect any account, book or document of the Fund that is not publicly available, except as conferred by the Board. The books and records of the Fund may be kept at such place or places as the Board may from time to time determine, except as otherwise required by Law.

Section 9.9 Exclusive Delaware Jurisdiction. Each Trustee, each officer and each Person legally or beneficially owning a share or an interest in a share of the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by Law, including Section 3804(e) of the Delaware Act, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Fund, the Delaware Act, this Declaration or the Bylaws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Fund to the Shareholders or the Board, or of officers or the Board to the Fund, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Fund, the officers, the Board or the Shareholders, or (D) any provision of the Delaware Act or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Delaware Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Act, this Declaration or the Bylaws relating in any way to the Fund (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper and (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by Law. Notwithstanding the forgoing, this Section 9.9 shall not apply with respect to claims arising under the federal securities laws.

Section 9.10 Waiver of Jury Trial. IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.

Section 9.11 Conversion. Notwithstanding any other provisions of this Declaration or the Bylaws, a favorable vote of not less than seventy-five (75%) percent of the Shares of the Fund entitled to vote on the matter, each affected series or class outstanding, voting as separate series or classes, shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Shares a “redeemable security” as that term is defined in the Investment Company Act, unless such amendment has been approved by a majority of the Board then in office, in which case approval by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) entitled to vote on the matter shall be required. Upon the adoption of a proposal to convert the Fund from a “closed-end company” “to an “open-end company” as those terms are defined by the Investment Company Act and the necessary amendments to this Declaration to permit such a conversion, the Fund shall, upon complying with any requirements of the Investment Company Act and state law, become an “open-end” Investment Company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by Law, or any agreement between the Fund and any national securities exchange.

Section 9.12 Section Headings; Interpretation. Section headings in this Declaration are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. References in this Declaration to “this Declaration” shall be deemed to refer to this Declaration as from time to time amended, and all expressions such as “hereof,” “herein” and “hereunder” shall be deemed to refer to this Declaration as from time to time amended and not exclusively to the article or section in which such words appear.

Section 9.13 Entire Agreement. This Declaration sets forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

IN WITNESS WHEREOF, the undersigned has executed this instrument this [•] day of [•] 2025.

William McCauley as Trustee and not individually
Jesse Schalk as Trustee and not individually
Wendy Benson as Trustee and not individually
George Getz as Trustee and not individually

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